Escrow Agreement

                  ESCROW AGREEMENT, dated as of August 13, 1998, by and between Guardian International, Inc., a Nevada corporation ("Guardian"); Mutual Central Alarm Services, Inc. a New York corporation and a wholly owned subsidiary of Guardian ("Mutual"); Paul and Stella Ferrara (each individually a "Seller" and collectively the "Sellers"); and Amabile & Erman, P.C., as Escrow Agent hereunder (the "Escrow Agent").

                  WHEREAS, Mutual and Sellers have entered into a Stock Purchase Agreement (the "Purchase Agreement") whereby Mutual has agreed to buy and Sellers have agreed to sell, all of the authorized shares of Stat-Land Burglar Alarm Systems & Devices, Inc., a New York corporation (the "Company") (all capitalized terms not otherwise defined herein shall have the meaning as defined in the Purchase Agreement); and

                  WHEREAS, Guardian, Mutual and Sellers have agreed pursuant to the terms of the Purchase Agreement that Guardian shall deposit certain funds into escrow and that the Escrow Agent hold and dispose of the amounts in escrow in accordance with the terms and conditions described herein.

                  NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. Appointment of the Escrow Agent. Guardian, Mutual and Sellers hereby appoint Amabile Erman, P.C. as the Escrow Agent under this Escrow Agreement, and the Escrow Agent hereby accepts such appointment on the terms and conditions set forth herein.

                  2. Effective Date. This Escrow Agreement (the "Agreement") will take effect as at the execution of this Agreement (the "Effective Date").

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                  3.       Escrow Amount.

                           a) Simultaneously with the execution and delivery of
this Agreement, Guardian is depositing with the Escrow Agent, and the Escrow Agent hereby acknowledges the receipt from Guardian, of restricted shares of Guardians Class A Voting Stock valued at four hundred thirty-five thousand dollars ($435,000), the exact number of shares to be determined pursuant to
Section 1.5(a) of the Purchase Agreement (together with any Guardian Shares delivered upon an Upward Adjustment pursuant to Section 1.9 of the Purchase Agreement, the "Escrow Shares"). The Escrow Agent shall hold the Escrow Shares for the purposes and upon the terms and conditions hereinafter set forth. The Escrow Shares shall now and hereafter be valued at the Guardian Market Value as determined at the time of Closing.

                           b) The Escrow Agent shall maintain the Escrow Shares
in a safety-deposit box at any commercial bank, said bank to be determined in the sole discretion of the Escrow Agent. Unless and until all of the Escrow Shares are released pursuant to Section 6 of this Escrow Agreement, the Escrow Agent shall at all times hold and maintain the Escrow Shares in a segregated manner for the benefit of Mutual and the Sellers.

                  4. Conditions for Holding and Release of Funds from Escrow. The Escrow Shares shall be held, released and distributed in accordance with the following:

                           a) No portion of the Escrow Shares shall be paid to
Mutual unless and until Liabilities, Bank MRI Shortfall and MRI Shortfall (each as defined in the Purchase Agreement and collectively the "Liabilities") exceed eighty thousand dollars ($80,000) in the aggregate (the "Basket"), provided, however, that any Liability that arises from or is related to a Ferrara Claim or is found in a final unappealable judgment by a court of competent jurisdiction to have arisen from or related to the Sellers' willful bad faith, willful

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misconduct or gross negligence with an intent to defraud (each a "First Dollar
Liability") shall not be subject to the Basket.

                           b) Mutual shall be entitled to receive from the
Escrow Shares funds equal to the full amount of the First Dollar Liabilities irrespective of the Basket, and from and after the time Liabilities in the aggregate exceed the Basket, Mutual shall be entitled to receive from the Escrow Shares funds equal to the amount of Liabilities in excess of the Basket.

                           c) Notwithstanding anything to the contrary contained
herein, in the event of a Downward Adjustment (as defined in the Purchase Agreement), the Escrow Agent shall deliver to the Buyer that number of Escrow Shares having an aggregate Guardian Market Value equal to fifteen percent (15%) of the amount of such Downward Adjustment pursuant to Section 1.9(c) of the Purchase Agreement.

                  5. Notice of Claim. Mutual shall notify Escrow Agent and Sellers, in writing, of any claim of Liabilities (the "Notice of Claim"). Each Notice of Claim shall describe in reasonable detail the basis of the Claim, and to the extent reasonably practicable shall indicate the amount of the loss, cost, expense, Liability and/or damage claimed to have been or which may be suffered by Mutual. Sellers shall have ten (10) days upon receipt of the Notice of Claim by the Escrow Agent to Object to the Claim in a written notice to Mutual ("Objection Notice"). Provided there is no Objection Notice, an amount equal to the Claim shall be deducted from the Escrow Shares. The Escrow Agent shall have an amount of Escrow Shares equal to the Claim returned to Mutual. A Claim shall be considered outstanding unless (i) it has been withdrawn by Mutual by written notice hereunder or (ii) there has been a Final Determination (as defined in Section 7) with respect to such Claim and any amounts to which Mutual is entitled pursuant to such Final Determination have been distributed to Mutual.

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                  6. Release of Funds. The Escrow Agent will hold the Escrow
Shares in its possession until authorized hereunder to distribute the Escrow Shares or any specified portion thereof, as follows:

                           a) If on the thirtieth (30th) day following the First
Anniversary, there is no outstanding Claim, the Escrow Agent shall distribute one-third (1/3) of the Escrow Shares less the amount of all Claims previously deducted from the Escrow Shares ("First Year Shares") to the Sellers.

                           b) If on the thirtieth (30th) day following the First
Anniversary, one or more Claims is outstanding, the Escrow Agent shall distribute to the Sellers that portion of the First Year Shares which remains after subtraction of the aggregate amount of all outstanding Claims asserted by the Mutual.

                           c) If on the second anniversary of the Effective
Date, there is no outstanding Claim, the Escrow Agent shall distribute two-thirds (2/3) of the Escrow Shares less the First Year Shares and the amount of all Claims previously deducted from the Escrow Shares (the "Second Year Shares").

                           d) If on the second anniversary of the Effective
Date, one or more Claims is outstanding, the Escrow Agent shall distribute to the Sellers that portion of the Second Year Shares which remains after subtraction of the aggregate amount of all outstanding Claims asserted by Mutual.

                           e) If on the thirtieth (30th) day following the Third
Anniversary, there is no outstanding Claim, the Escrow Agent shall distribute all remaining Escrow Shares to the Sellers.

                           f) If on the thirtieth (30th) day following the Third
Anniversary, one or more Claims is outstanding, the Escrow Agent will distribute to the Sellers that portion of the Escrow Shares which remains after subtraction of the aggregate amount of all outstanding Claims asserted by the Mutual.

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                           g) The Escrow Agent shall distribute all or part of
the Escrow Shares, as the case may be, promptly upon the receipt of, and in accordance with, (i) a Notice of Claim that is received by the Escrow Agent and subsequent to the expiration of the 10 day period provided for in Section 5, no Notice of Objection is received by the Escrow Agent or (ii) any Final Determination of any Claim.

                  7. Final Determination. For the purposes of this Escrow Agreement, a "Final Determination" shall mean, with respect to any Claim, (a) written compromise or settlement signed by (i) Sellers, and (ii) Mutual, or (b) a final order, decree or judgment of a court or agency of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been taken) directing as to the disposition of such Claim.

                  8. Termination of the Escrow Agreement. This Escrow Agreement shall terminate, and the Escrow Agent's duties and obligations hereunder shall cease and terminate, upon the distribution of all of the Escrow Shares pursuant to the terms and conditions of this Agreement.

                  9. Duties and Liabilities of the Escrow Agent;
Indemnification.

                           a) Duties. It is agreed that the duties and
obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instrument, other than this Escrow Agreement. Its duties are ministerial in nature and the Escrow Agent shall not incur any liability whatsoever other than for its own willful misconduct or gross negligence.

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                           b) Right to Follow Instructions. The Escrow Agent
shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given jointly by Mutual and Sellers.

                           c) No Duty to Verify. The Escrow Agent shall not have
any responsibility for the genuineness or validity of any document or other material presented to or deposited with it nor any liability for any action taken, suffered or omitted in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper party or parties.

                           d) Consultation with Counsel. The Escrow Agent may
consult with counsel of its choice and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                           e) Conflicting Instructions. In the event that the
Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing jointly by Mutual and Sellers or by a final order or judgment of a court of competent jurisdiction.

                           f) Legal Proceedings. The Escrow Agent shall not be
required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of this Escrow Agreement. If the Escrow Agent does elect to act it will do so only to the extent that it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

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                           g) Changes to the Agreement. The Escrow Agent shall
not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto.

                           h) Indemnification of Escrow Agent. The parties
hereto jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense, including the reasonable legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, that may be incurred by the Escrow Agent arising out of or in connection with its duties, obligations or performance as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct. The terms of this subsection 10(h) shall survive the termination of this Escrow Agreement and, with respect to claims arising in connection with the Escrow Agents, duties while acting as such, the resignation or removal of the Escrow Agent.

                           (i) Liability for Investment. The Escrow Agent shall
not have any liability for any loss sustained as a result of any investment made or as a result of any liquidation of any such investment prior to its maturity pursuant to the instructions of the parties as provided for herein or for the failure of the parties to give the Escrow Agent any instruction to invest or reinvest the Escrow Shares. The Escrow Agent further agrees that the Escrow Shares shall be available for withdrawal on not less than five (5) days, prior written notice.


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                  10.   Resignation or Removal of the Escrow Agent.

                  10.1. Resignation. The Escrow Agent may at any time resign by giving written notice of its resignation to the parties hereto at their respective addresses set forth in this Agreement, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent shall be delivered by it to such person as may be designated in writing, whereupon all of the Escrow Agent's duties and obligations hereunder shall cease and terminate. If no such person shall have been designated by such time, all duties and obligations of the Escrow Agent shall nevertheless cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it pursuant to this Escrow Agreement and to deliver the same to a person or persons designated by all of the other parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

                  10.2. Removal of the Escrow Agent. Mutual and Sellers together shall have the right to terminate the appointment of the Escrow Agent hereunder (effective upon the appointment of a successor escrow agent) by giving notice in writing, signed by mutual and Sellers, of such termination to the Escrow Agent. In the event of such termination, the Escrow Agent shall turn over and deliver the Escrow Shares and/or Stock Option Shares in accordance with the instructions contained in such notice of termination, whereupon all of the Escrow Agent's duties and obligations hereunder shall terminate.

                  10.3. Successor Escrow Agent Bound. Any successor escrow agent appointed by Sellers and Mutual shall assume and be bound by the provisions of this Agreement.

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                  11. Waiver. The waiver, or repeated waiver, by any party
hereto of compliance by the other party with any provision of this Agreement shall not be deemed a waiver of compliance with such provision on a subsequent occasion, nor shall any such waiver imply the waiver of any other provision of this Agreement. No provision of this Agreement may be waived, nor may this Agreement be modified. or amended, except by a writing signed by the party to be bound thereby.

                  12. Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be mailed by prepaid registered or certified mail, or delivery against receipt (including by confirmed facsimile transmission), as follows:

                           a)       In the case of Guardian or Mutual, to:

                                    Guardian International, Inc.
                                    3880 N 28 Terrace
                                    Hollywood, FL 33020-1118
                                    Facsimile:  954-926-1822
                                    Attn:  Richard Ginsburg

                           with a copy to:

                                    Mutual Central Alarm Services, Inc.
                                    10 West 46th Street
                                    New York, New York  10036
                                    Facsimile:  212-768-9629
                                    Attn:  Joel Cohen

                           and with a copy to:

                                    Cummings & Lockwood
                                    4 Stamford Plaza
                                    Stamford, CT  06904
                                    Facsimile:  203-351-4499
                                    Attn:  Vincent M. Kiernan, Esq.

                           b) In the case of Sellers to:


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                                    Paul and Stella Ferrara
                                    186 Crowell Avenue
                                    Staten Island, New York 10314

                           with a copy to:

                                    Amabile & Erman, P.C.
                                    One Penn Plaza, Suite 4501
                                    New York, New York 10119
                                    Facsimile:  212-629-3312
                                    Attn:  Richard Lepowsky

                           c) In the case of the Escrow Agent to:

                                    Amabile & Erman, P.C.
                                    One Penn Plaza, Suite 4501
                                    New York, New York 10119
                                    Facsimile:  212-629-3312
                                    Attn:  Richard Lepowsky


or to such other address as the party may have furnished in writing in accordance with the provisions of this Section. Any notice or other communication shall be deemed to have been given, made and received (i) five days following the day when mailed by prepaid registered or certified mail, return-receipt requested or (ii) otherwise (or if earlier), upon receipt. All notices delivered hereunder shall be marked "PERSONAL AND CONFIDENTIAL." Either party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

                  13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law rules and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. The parties-hereto irrevocably consent to the jurisdiction of said courts.

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                  14. Assigns. This Agreement shall be binding upon the
successors and assigns of the parties hereto. No assignment of any right or delegation of any obligations provided for herein may be made by Guardian, Mutual, Sellers or the Escrow Agent without the express written consent of the other parties (provided that the consent of the Escrow Agent shall not be required for an assignment or delegation by Guardian, Mutual or Sellers).

                  15. Attorneys' Fees. In the event of any legal action to enforce the provisions of this Agreement (including without limitation an action for a declaratory judgment) the prevailing party shall be entitled to an award of its reasonable attorneys' fees therein.

                  16. Entire Agreement. This Agreement contains the entire agreement among all of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein. It is expressly understood and agreed by the parties hereto that all references in this Agreement to the Purchase Agreement are for the convenience of the parties hereto other than the Escrow Agent and the Escrow Agent shall have no obligations or duties with respect thereto.

                  17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  18. Section Headings. The section headings contained in this Escrow Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation hereof.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Escrow Agreement as of the date first above written.

GUARDIAN INTERNATIONAL, INC.



By:/s/DARIUS G. NEVIN
   ---------------------------------
   Name:  Darius G. Nevin
   Title:    Vice President


MUTUAL CENTRAL ALARM SERVICES, INC.



By:/s/JOEL A. COHEN
   ---------------------------------
   Name:  Joel A. Cohen
   Title:    President


/s/PAUL FERRARA
   ---------------------------------
   Paul Ferrara


/s/PAUL FERRARA *
   ---------------------------------
   STELLA FERRARA


AMABILE & ERMAN, P.C., as Escrow Agent


By: /s/PAUL M. DE CARLO
   ---------------------------------
   Name:  Paul M. DeCarlo
   Title:    Partner


*  Signed by Paul Ferrara, pursuant to a power of attorney



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